Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 [File No. 333-257878] and Registration Statements on Form S-3 [File Nos. 333-257798] of our report dated September 28, 2021, relating to the consolidated financial statements of GreenBox POS.

Lakewood, CO

September 28, 2021